Letter to Shareholders Q2 2021

Q2 2021 LETTER TO SHAREHOLDERS

Highlights

Q2 Financial & Operational Results

- Another record-breaking quarter, driven by growth in our existing markets
- Sold 5,871 retail vehicles, up 222% YoY
- Grew revenue to $155M, up 377% YoY
- Achieved GPU of $2,781 and adjusted GPU[1] of $2,809
- Sourced 93% of our retail units from customers and partners
- Saw continued growth from our brand awareness campaign
- Launched 2 full-service markets in Austin and San Antonio and a seller market in Las Vegas


TOTAL REVENUE
$ IN MILLIONS
$43
$46
$27
$30
$32
$60
$73
$106
$155
$155-$170
guidance
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
E3Q20


RETAIL UNITS SOLD
2,176
2,181
1,416
1,421
1,822
2,946
3,308
4,452
5,871
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21

Q3 & FY 2021 Guidance[2]

Q3 Revenue: $155 - 170M	**Q3 Adjusted GPU:** $1,500 - 1,600	**Q3 Adjusted EBITDA:** ($34M) - ($36M)
FY Revenue & Retail Units: $575 - 595M & 22,000 - 24,000 units	**FY Adjusted GPU:** >$1,800	**FY Adjusted EBITDA Margin:** >(23%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.
2. Specific quantifications of the amounts that would be required to reconcile these items are not available. The company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT

2

Q2 2021 LETTER TO SHAREHOLDERS 3 Dear Shareholders, Drive operational efficiencies and improve unit economics Build lasting brand awareness through our marketing strategy Deepen penetration in existing markets and expand into new markets In the second quarter, our business exceeded all expectations. We delivered incredible performance across key metrics, all while supporting consumer demand for vehicle purchasing in this unusual environment brought about by COVID-19. We continue to make progress towards our long term goals, which we are excited to outline in this letter. We’d like to highlight a few of the outstanding financial results that our team delivered. In the second quarter, we achieved revenue of $155M, representing year-over-year growth of 377%, GPU of $2,781 and Adjusted GPU1 of $2,809. In addition, we’ve continued to make meaningful improvements in our cost structure, demonstrating significant operating leverage quarter over quarter, with an Adjusted EBITDA margin1 of negative 16.9%. These numbers greatly exceed the guidance that we gave in our first quarter shareholder letter. As we have discussed before, we have several key strategic focus areas, investment into which will set Shift up for long-term success. These include deepening penetration within our existing markets, expanding our geographic footprint, building lasting brand awareness, and improving our unit economics with continued excellence in our full-stack operations. — Strategic Priorities — 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter.

Q2 2021 LETTER TO SHAREHOLDERS Q2 Strategic Priorities 4

Q2 2021 LETTER TO SHAREHOLDERS Once again, our growth this quarter was primarily driven by the strength of our most mature markets along the West Coast from San Diego up through Portland. These five legacy markets accounted for nearly all of the 377% year-over-year growth in the quarter. At the same time, we are encouraged by what we’re seeing in newer markets, such as Seattle, Austin, and San Antonio, as well as Las Vegas, where at this time we are purchasing but not yet selling cars. Last month, we also announced the conversion of Dallas and Fort Worth to our full omnichannel offering. These newest markets will be valuable contributors to our sustained growth in 2022. We are pleased with the progress we have made and continue to be excited about the opportunity to bring our offering to even more markets. Deepen penetration in existing markets and expand into new markets 60 mi. market radius 60 mi. acquisition radius Hubs San Francisco, Los Angeles, San Diego, Sacramento, Portland, Seattle, Austin & San Antonio, Dallas & Fort Worth Acquisition Markets Las Vegas States where we’ve delivered vehicles 5

Q2 2021 LETTER TO SHAREHOLDERS

Build lasting brand awareness through our marketing strategy

One of the key drivers of growth in both existing and new markets has been our new marketing strategy that we've talked about at length in prior quarters. This campaign is proving to be highly effective, supporting immediate and mid-term sales efforts while also building durable, non-perishable brand impressions for the long-term. We said last quarter that we expected our Customer Acquisition Cost (CAC) to be reduced by roughly in half through the remainder of the year. We achieved this with a 46% decrease in CAC quarter over quarter, with total marketing spend also decreasing sequentially, despite accelerating unit sales growth.

Given the momentum we are seeing in our business and the effectiveness of our branding effort campaign, we will continue to prioritize and in some cases accelerate investment in building our brand. As of late Q2, we are now in a position to utilize powerful third-party data tools to measure the impact of our branding efforts on Shift's aided awareness among consumers. We believe that with the right investments over the next six to eight quarters, we can drive faster awareness growth than our peer set experienced when they embarked on branding growth, and do so at a lower total spend level. That, in turn, will drive deeper market penetration, support growth in front-end GPU, and help new markets grow with faster ramp in their earliest quarters.


CUSTOMER ACQUISITION COST
213%
222%
$3,458
(46%)
$1,859
1Q21
2Q21
RETAIL UNIT GROWTH
—
Grew retail unit sales 222% YoY while significantly diminishing CAC


Used cars are better than new because math.
Used cars never felt so new.
SHIFT

SHIFT
6

Q2 2021 LETTER TO SHAREHOLDERS

Drive operational efficiencies and improve unit economics

Operationally, we continue to see strength across business functions. While many in the industry struggled to find supply, Shift was able to grow our sellable inventory levels nearly 40% throughout the quarter, with 93% of cars sourced coming direct from consumers and partners. Our in-house reconditioning facilities did an excellent job keeping pace with the growing supply and can currently process over 600 cars per week without additional staffing, which is more than sufficient to meet our 2021 inventory needs.

Q2 saw some of the most unusual used car market behavior in the seven and a half years Shift has been in operation. A confluence of factors caused multi-week steep pricing appreciation, rather than the depreciation that the industry normally sees, across all used car cohorts. Market tailwinds benefited the industry and helped us achieve $2,781 GPU and $2,809 Adjusted GPU[1] overperformance.

SELLABLE INVENTORY POSITION


2.2x growth
1,192
+40%
1,665
+25%
2,089
+10%
2,301
+5%
2,418
+8%
2,617
Beginning Jan 2021
Beginning Feb 2021
Beginning Mar 2021
Beginning Apr 2021
Beginning May 2021
Beginning Jun 2021

1. Adjusted GPU is a non-GAAP financial measure. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT
7

Q2 2021 LETTER TO SHAREHOLDERS 8 Financial Overview

Q2 2021 LETTER TO SHAREHOLDERS 9 Total Revenue for the second quarter grew to $154.9 million, up 377% year-over-year. Total units sold were 7,815, an increase of 240% year-over-year with the e-commerce channel growing to 5,871 units, up 222% year-over-year. E-commerce average selling price was $22,090, 47% higher than a year ago. The increase in ASP was aided by pricing appreciation we saw throughout the quarter resulting from the unique market conditions. Gross Profit and Adjusted Gross Profit1 for Q2 were $16.3 million and $16.5 million, respectively, as compared to $3.6 million and $3.7 million in the prior year period. Gross Profit per Unit and Adjusted Gross Profit1 per Unit was $2,781 and $2,809, respectively, up from $1,961 and $2,048 in the prior year period. The increase in adjusted GPU was due to continued operational improvement, as well as contribution from the unique market conditions. SG&A was $48.1 million in the second quarter vs. $14.6 million a year ago. SG&A as a percentage of revenue improved to 31.1% from 45.1% in the prior year quarter, demonstrating significant operating leverage as we scale Net Loss was $31.6 million in the second quarter as compared to $19.0 million in the prior year period. Adjusted EBITDA1 for the second quarter was a loss of $26.1 million (-16.9% margin1) vs. a loss of $10.5 million (-32.3 % margin1) a year ago. Cash & Cash Equivalents: As of June 30, 2021, cash and cash equivalents totaled approximately $238 million. This represents a $4.3 million increase compared to the end of 2020. Our end of Q2 2021 cash balance includes $115.3 million from the May 2021 issuance of convertible notes, net of origination fees and capped call purchase. Primary uses of cash for both the second quarter and year to date were inventory purchases to support the accelerating sales trend, as well as marketing and other investments to grow the business in both the short and longer term. Partially offsetting these cash outflows were full utilization of our $50 million floor plan facility and a normalization of our accounts receivable balance when compared to Q1. Shares Outstanding: As of June 30, 2021, our shares outstanding were approximately 84.2 million. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter. Financial Results

Q2 2021 LETTER TO SHAREHOLDERS

Financial Outlook/Guidance

Revenue

- For the third quarter, we expect **revenue** to be in the range of $155 million to $170 million, or an increase of 159% to 184% year-over-year.
- For 2021, we expect **revenue** to be in the range of approximately $575 million to $595 million, an increase of 194% to 204% vs. 2020. We expect to sell 22,000 to 24,000 ecommerce cars, growth of 132% to 153% vs. 2020.

Adjusted GPU[1]

- For the third quarter, we anticipate **Adjusted GPU[1]** will be approximately $1,500 to $1,600.
- For 2021, we expect **Adjusted GPU[1]** to be greater than $1,800, an increase of at least 33% vs. 2020.

Adjusted EBITDA[1]

- We expect **Adjusted EBITDA[1]** in the range of ($34) million to ($36) million for the third quarter.
- We now expect our **Adjusted EBITDA[1]** loss margin for the year to be better than (23%) vs. our previous guidance of better than (24%).

Our outlook for Q3 and guidance raise for FY 2021 reflect the growing demand for the Shift offering and our ability to execute at a high level.

Q3 2021 Guidance

Revenue	Adj. GPU[1]	Adj. EBITDA[1]
$155-170M	$1,500- $1,600	($34M)- ($36M)

FY 2021 Guidance

Revenue & Retail Units	Adj. GPU[1]	Adj. EBITDA Margin[1]
$575-595M 22,000-24,000	>$1,800	>(23%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile these items are not available. The company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT

10

Q2 2021 LETTER TO SHAREHOLDERS 11 We see an opportunity to lean into growth in 2021, setting the foundation for long-term success. We will continue to set our eyes on expanding our scale, increasing our GPU and gaining operating leverage. We are building Shift to be a leading & transformative ecommerce platform for auto sales.

Q2 2021 LETTER TO SHAREHOLDERS Closing 12 George Arison Co-founder and Co-CEO Oded Shein CFO Toby Russell Co-founder and Co-CEO We had an amazing quarter with 377% top-line growth year-over-year, strong unit economics, and demonstrated operating leverage in our business model. Our business is resonating with consumers as we continue to capture market share. The guidance we have laid out for the third quarter, as well as the increased guidance for 2021, is reflective of strong momentum we are seeing across the business. Our strategic priorities are already showing positive results, and we remain focused on continued execution on our key initiatives. We are well positioned to continue our robust growth as we work towards becoming a leading auto ecommerce platform. Thank you to our shareholders, customers and team members who are all helping Shift deliver on its mission. Sincerely, Conference Call Information August 10, 2021 2:00 pm PT / 5:00 pm ET (833) 614-1395 or (914) 987-7116 Shift senior management will host a conference call today to discuss the Company’s Q2'2021 financial results and third quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay will be available through August 17, 2021 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 8185627#.

Q2 2021 LETTER TO SHAREHOLDERS 13 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited) ` As of June 30, 2021 As of December 31, 2020 ASSETS Current assets: Cash and cash equivalents $ 238,235 $ 233,936 Accounts receivable, net 18,332 8,426 Inventory 122,451 49,086 Prepaid expenses and other current assets 6,497 5,478 Total current assets 385,515 296,926 Property and equipment, net 4,591 2,123 Capitalized website and internal use software costs, net 7,993 6,542 Restricted cash, noncurrent 1,475 1,605 Deferred borrowing costs 632 2,149 Other non-current assets 2,430 2,748 Total assets $ 402,636 $ 312,093 LIABILITIES, CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS’ DEFICIT Current liabilities: Accounts payable $ 12,572 $ 10,675 Accrued expenses and other current liabilities 25,466 22,286 Flooring line of credit 49,682 13,870 Total current liabilities 87,720 46,831 Convertible notes 143,768 - Financial instruments liability 19,606 25,230 Other non-current liabilities 3,090 2,850 Total liabilities 254,184 74,911 Stockholders’ equity: Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at June 30, 2021 and December 31, 2020, respectively - - Common stock – par value $0.0001 per share; 500,000,000 shares authorized at June 30, 2021 and December 31, 2020, respectively; 84,162,817 and 83,904,182 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively 8 8 Additional paid-in capital 497,303 511,617 Accumulated deficit (348,859) (274.443) Total stockholders’ equity 148,452 237,182 Total liabilities and stockholders’ deficit $ 402,636 $ 312,093

Q2 2021 LETTER TO SHAREHOLDERS 14 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended June 30, Six Month Ended June 30, 2021 2020 2021 2020 Revenue: Ecommerce revenue – net $ 129,688 $ 27,468 $ 218,642 $ 49,384 Other revenue - net 5,075 1.215 9,094 1,897 Wholesale vehicle revenue 20,087 3,758 33,118 11,112 Total revenue 154,850 32,441 260,854 62,393 Cost of revenue 138,519 28,868 237,158 55,478 Gross profit 16,331 3,573 23,696 6,915 Operating expenses: Selling, general and administrative expenses 48,143 14,633 98,378 28,079 Depreciation and amortization 1,561 1,096 2,662 2,077 Total operating expenses 49,704 15,729 101,040 30,156 Loss from operations (33,373) (12,156) (77,344) (23,241) Change in fair value of financial instruments 3,470 (5,633) 5,624 (5,633) Interest and other expense, net (1,758) (1,204) (2,696) (2,450) Net loss and comprehensive loss attributable to common stockholders $ (31,661) $ (18,993) $ (74,416) $ (31,324) Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted $ (0.41) $ (5.79) $ (0.95) $ (9.68) Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted 78,046,020 3,278,547 78,000,870 3,235,106

Q2 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES				
Net loss	$ (31,661)	$ (18,993)	$ (74,416)	$ (31,324)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:				
Depreciation and amortization	1,710	1,095	2,883	2,077
Stock-based compensation expense	5,405	432	13,608	699
Change in fair value of financial instruments	(3,470)	5,633	(5,624)	5,633
Contra-revenue associated with milestones	159	159	318	318
Amortization of debt discount	-	1,092	-	2,184
Changes in operating assets and liabilities:				
Accounts receivable	2,876	241	(9,906)	(377)
Inventory	(48,198)	6,125	(73,365)	2,588
Prepaid expenses and other current assets	3,110	(668)	(1,019)	(1,202)
Other noncurrent assets	(221)	(178)	75	(48)
Accounts payable	(387)	(259)	1,373	1,050
Accrued expenses and other current liabilities	384	2,044	3,389	4,204
Other noncurrent liabilities	889	(26)	1,805	(43)
Net cash, cash equivalents, and restricted cash used in operating activities	(69,404)	(3,303)	(140,879)	(14,241)
CASH FLOWS FROM INVESTING ACTIVITIES				
Purchases of property and equipment	(1,786)	(130)	(2,921)	(298)
Capitalized website and internal-use software costs	(1,581)	(830)	(2,934)	(1,933)
Net cash, cash equivalents, and restricted cash used in investing activities	(3,367)	(960)	(5,855)	(2,231)
CASH FLOWS FROM FINANCING ACTIVITIES				
Proceeds from flooring line of credit facility	105,145	21,024	162,241	29,127
Repayment of flooring line of credit facility	(86,843)	(28,310)	(126,504)	(38,690)
Proceeds from SBA PPP Loans	-	6,055	-	6,055
Proceeds from Convertible Notes	143,768	-	143,768	-
Premiums paid for Capped Call Transactions	(28,391)	-	(28,391)	-
Exchange of warrants for cash	-	-	(497)	-
Proceeds from stock option exercises, including from early exercised options	101	10	301	69
Repurchase of shares related to early exercised options	(14)	(3)	(15)	(3)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	133,766	(1,224)	150,903	(3,442)
Net decrease in cash, cash equivalents and restricted cash	60,995	(5,487)	4,169	(19,914)
Cash, cash equivalents and restricted cash, beginning of year	178,715	30,149	235,541	44,576
Cash, cash equivalents and restricted cash, end of year	$ 239,710	$ 24,662	$ 239,710	$ 24,662

SHIFT

15

Q2 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries
Key Operating Metrics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Units:				
Ecommerce units	5,871	1,822	10,323	3,243
Wholesale units	1,944	474	3,471	1,180
Total units sold	7,815	2,296	13,794	4,423
Ecommerce ASP	$ 22,090	$ 15,076	$ 21,180	$ 15,228
Wholesale ASP	$ 10,333	$ 7,929	$ 9,541	$ 9,417
Gross Profit per Unit				
Ecommerce gross profit per unit	$ 1,857	$ 937	$ 1,368	$ 898
Other gross profit per unit	864	667	881	585
Wholesale gross profit per unit	60	357	47	650
Total gross profit per unit	$ 2,781	$ 1,961	$ 2,296	$ 2,133
Adjusted GPU[1]				
Ecommerce Adjusted GPU	$ 1,857	$ 937	$ 1,368	$ 898
Other Adjusted GPU	892	754	911	682
Wholesale Adjusted GPU	60	357	47	650
Total Adjusted GPU	$ 2,809	$ 2,048	$ 2,326	$ 2,230
Average monthly unique visitors	563,497	265,288	636,453	242,490
Average days to sale	53	69	50	69
Ecommerce vehicles available for sale	5,200	979	5,200	979
# of regional hubs[2]	8	5	8	5

1. Adjusted Gross Profit,Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion
2. in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.
3. As of June 30, 2021, the Dallas and Austin-San Antonio Hubs were active for vehicle storage and sales but had not yet commenced vehicle reconditioning operations.

SHIFT 16

Q2 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Total gross profit:				
GAAP total gross profit	$ 16,331	$ 3,573	$ 23,696	$ 6,915
Warrant impact adjustment[1]	159	159	318	318
Adjusted total gross profit	$ 16,490	$ 3,732	$ 24,014	$ 7,233
Ecommerce gross profit:				
GAAP ecommerce gross profit	$ 10,903	$ 1,707	$ 14,121	$ 2,911
Warrant impact adjustment[1]	—	—	—	—
Adjusted ecommerce gross profit	$ 10,903	$ 1,707	$ 14,121	$ 2,911
Other gross profit:				
GAAP other gross profit	$ 5,075	$ 1,215	$ 9,094	$ 1,897
Warrant impact adjustment[1]	159	159	318	318
Adjusted other gross profit	$ 5,234	$ 1,374	$ 9,412	$ 2,215
Wholesale gross profit:				
GAAP wholesale gross profit	$ 353	$ 651	$ 481	$ 2,107
Warrant impact adjustment[1]	—	—	—	—
Adjusted wholesale gross profit	$ 353	$ 651	$ 481	$ 2,107

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

17

Q2 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit

(in thousands) (unaudited)

	Three Months Ended June 30,				Six Months Ended June 30.			
	2021		2020		2021		2020	
	$ per ecommerce unit							
Total gross profit per unit:								
GAAP total gross profit per unit	$	2,781	$	1,961	$	2,296	$	2,133
Warrant impact adjustment per unit(2)		28		87		30		97
Adjusted total gross profit per unit	$	2,809	$	2,048	$	2,326	$	2,230
Ecommerce gross profit per unit:								
GAAP ecommerce gross profit per unit	$	1,857	$	937	$	1,368	$	898
Warrant impact adjustment per unit (2)		—		—		—		—
Adjusted ecommerce gross profit per unit	$	1,857	$	937	$	1,368	$	898
Other gross profit per unit:								
GAAP other gross profit per unit	$	864	$	667	$	881	$	585
Warrant impact adjustment per unit (2)		28		87		30		97
Adjusted other gross profit per unit	$	892	$	754	$	911	$	682
Wholesale gross profit per unit:								
GAAP wholesale gross profit per unit	$	60	$	357	$	47	$	650(1)
Warrant impact adjustment per unit (2)		—		—		—		—
Adjusted wholesale gross profit per unit	$	60	$	357	$	47	$	650

1. Q2'20 Wholesale gross profit per unit was affected by the high margin of the cars procured from a one-time partnership.
2. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

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Q2 2021 LETTER TO SHAREHOLDERS 19 Shift Technologies, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited) Three Months Ended June 30, Six Months Ended June 30, 2021 2020 2021 2020 ADJUSTED EBITDA RECONCILIATION ($ in thousands) Net Loss $ (31,661) $ (18,993) $ (74,416) $ (31,324) (+) Interest Expense, net 1,758 1,204 2,696 2,450 (+) Stock-based compensation 5,405 431 13,608 700 (+) Change in fair value of financial instruments (3,470) 5,633 (5,624) 5,633 (+) Depreciation & amortization 1,710 1,096 2,883 2,077 (+) Warrant Impact Adjustment—Contra-Revenue(1) 159 159 318 318 Adjusted EBITDA $ (26,099) $ (10,470) $ (60,535) $ (20,146) EBITDA Margin (%) (16.9)% (32.3)% (23.2)% (32.3)% 1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss

Q2 2021 LETTER TO SHAREHOLDERS Key Operating Metrics Ecommerce Units Sold We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction. Wholesale Units Sold We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards. Ecommerce Average Sale Price We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. Wholesale Average Sale Price We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers. Average Monthly Unique Visitors We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that 20 period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness. Average Days to Sale We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory. Ecommerce Vehicles Available for Sale We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations. Number of Regional Hubs We define a Hub as a physical location at which we store and recondition units bought and sold within a market. Because of our omni-channel fulfillment model with our on-demand delivery test drive offering, we are able to service super-regional areas covering approximately a 60-mile radius from a single Hub location. This is a key metric as each Hub expands our service area as our service area, reconditioning and storage capacity.

Q2 2021 LETTER TO SHAREHOLDERS 21 Explanation Of Non-GAAP Measures In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non-cash adjustment, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Q2 2021 LETTER TO SHAREHOLDERS 22 Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Q2 2021 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 23

Q2 2021 LETTER TO SHAREHOLDERS CONTACT IR/MEDIA ir@shift.com /shiftcars /driveshift /company/shift-cars /driveshiftcars